Exhibit 99.2
Employee Questions and Answers #2

1) Q.	Where in Houston is the Grey Wolf office?
A.	Grey Wolf’s corporate office is at 10370 Richmond Avenue. That is on Richmond near the Sam Houston Tollway.

2) Q.	Will there be a satellite office in Midland?
A.	The new Grey Wolf will have a significant presence in Midland. Our Rig and Truck, Completion and Remedial Services, and Permian Basin Drilling Operations will all be managed out of Midland. The decision as to whether some other limited functions might also be performed from Midland has not yet been made.

3) Q.	How many locations does Grey Wolf have?
A.	In addition to its corporate office in Houston, Grey Wolf has five division offices. The division offices are in Shreveport and Eunice, Louisiana; Alice and Midland, Texas; and Casper, Wyoming. The Casper Division has a satellite office in Grand Junction, Colorado. Grey Wolf’s Mexican operations are run out of Villahermosa, Tabasco.

4) Q.	Will the Basic and Grey Wolf field offices be merged?
A.	No, not across business lines. Grey Wolf and Basic’s Permian Basin Drilling offices will be merged.

5) Q.	How will Midland employees find out about Houston office job opportunities? Will job openings in Houston be posted on a web-site?
A.	We haven’t worked out the details yet but we will make sure Midland office employees interested in Houston positions are made aware of openings.

6) Q.	Will Basic’s Midland employees be given preferential treatment in filling openings in the Houston office?
A.	Where openings exist in the Houston office, Midland office employees willing to move to Houston will be considered before the company recruits from outside the company.

7) Q.	Will a Basic employee working through a retention period be required to travel to Houston to train the employee assuming his/her responsibilities?
A.	Possibly. But we will try to keep that to a minimum. The transition could also involve employees from Houston traveling to Midland some.

8) Q.	If a Midland office employee’s position is eliminated and that employee has more seniority than a field employee, will the Midland office employee be allowed to displace the field employee?
A.	No. Field employees are not at risk of being displaced by a more senior Midland office employee whose position is eliminated due to the merger.

9) Q.	Will the quarterly bonus program continue for those who are working on retention?
A.	Yes.

10) Q.	Will Basic’s Vehicle Allowance Program be continued after the merger?
A.	We have no plans to drop Basic’s Vehicle Allowance Program. Basic employees should go ahead and replace their VAP vehicle if it is approaching the 5-year VAP age limit, knowing that their new vehicle will fall under the VAP program. Any future decision to alter or discontinue Basic or Grey Wolf’s current vehicle policies would be announced well in advance and would include an appropriate transition period.

11) Q.	If an employee continues to work for a retention period, will his service during that period count as service toward his Severance Payment calculation?
A.	Yes.

12) Q.	Will an employee whose position is scheduled for elimination but who is retained after the merger date be eligible for a pay increase during his retention period?
A.	No. The benefits for retained employees are already quite generous. They include a Retention Payment equal to the employee’s earnings during the retention period plus continued service credit which increases their Severance Payment.

13) Q.	What will happen to any stock options or restricted stock, both vested and unvested, that Basic employees are holding?
A.	Stock options and restricted stock will be governed by the grant agreements under which they were issued as well as the Third Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan. Basic will distribute to all option and restricted stock holders a document discussing the impact of the merger on their grants.

14) Q.	What effect does the merger have on Employment Agreements and/or Non-Competition agreements executed by Basic employees?
A.	Any of these agreements impacted by the merger would contain specific language dealing with a merger or change of control. If you are a party to these agreements, you should review your agreements on these topics and contact us if you have any questions.

15) Q.	How and when will a qualified employee receive his Severance Payment?
A.	The Severance Payment will be made in a lump sum after the company has terminated the employee and the employee has signed and returned a general release. The full process and related deadlines will be explained at the time the company terminates the employee.

16) Q.	Will a Basic employee who loses his/her job fully vest in Basic’s 401(k)?
A.	Yes.

17) Q.	Does the severance benefit apply to part-time employees?
A.	Assuming they meet all other requirements, part-time employees will receive a Severance Payment pro-rated to match the percentage of full-time they have worked.

18) Q.	For a Midland employee who accepts a position in the Houston office, will there be relocation assistance?
A.	We will offer relocation assistance appropriate to the type of position.

19) Q.	For employees who are going to be terminated because of the merger, how much advanced notice will be given before actual termination?
A.	For employees not retained beyond the merger date, the company will give as much notice as it reasonably can. If employees can’t be given at least two weeks notice they will be allowed to work or paid in-lieu-of notice to cover a total of two weeks. In cases where the employee is retained beyond the merger date, the employee will be involved in the transition of his/her responsibilities to another employee. This should allow both the employee and the company easily to foresee and discuss the employee’s release and termination date.

20) Q.	Will the base rate of pay used in calculating a Severance Payment be the pay rate at the time of the termination or will it be the pay rate on the date the merger closes?
A.	The pay rate used will be the rate on the date of termination, though retained employees will generally not be receiving pay increases during their retention period.

21) Q.	If offered a job that requires a move, will a Midland employee have the option of declining the offer and qualifying for severance? If the employee declines, will he/she still be required to continue working until terminated by the company in order to receive a Severance Payment? If yes, will the employee also receive a Retention Payment for remaining with the company?
A.	Midland employees will forego a Severance Payment if they accept a position in Houston. If they decline an offer for a Houston position, they will qualify for a Severance Payment if they continue to work until released and terminated by the company. If required by the company to work beyond the close of the merger, these employees will be eligible for a Retention Payment.

22) Q.	Some blogs and message boards are talking about lawsuits because of this proposed merger. Do you expect such lawsuits?
A.	It’s not surprising that such messages appear on blogs and message boards. There are individuals who routinely solicit stockholders to file suits whenever a proposed merger is announced. Official communications regarding this merger are posted on the two companies’ websites and at www.sec.gov , the official site of the Securities and Exchange Commission (SEC) at which public issuers’ filings are available. Employees reading blogs and message boards should exercise a normal degree of healthy skepticism.

Forward Looking Statements and Additional Information
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Basic has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including (i) Basic’s ability to successfully execute, manage and integrate acquisitions, including the merger with Grey Wolf, (ii) changes in demand for services and any related material impact on our pricing and utilizations rates and (iii) changes in our expenses, including labor or fuel costs. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Basic’s Form 10-K and Form 10-Q’s filed with the SEC. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that the transactions will be consummated or that anticipated future results will be achieved. Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
In connection with the proposed mergers, a registration statement of Horsepower Holdings, Inc. (“Holdings”), which will include proxy statements of Basic and Grey Wolf and other materials, will be filed with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BASIC, GREY WOLF, HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Basic and Grey Wolf, without charge, at the SEC’s web site at www.sec.gov, Basic’s web site at www.basicenergyservices.com, and Grey Wolf’s web site at www.gwdrilling.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Basic Energy Services, Inc., (432) 620-5510 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.

Participants in the Solicitation
Basic and Grey Wolf and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the mergers. Information about these persons can be found in Grey Wolf’s proxy statement relating to its 2008 annual meetings of stockholders as filed with the SEC on April 8, 2008. Information concerning beneficial ownership of Basic stock by its directors and certain of its executive officers is included in its Form 10-K/A filed on April 29, 2008 and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information about the interests of such persons in the solicitation of proxies in respect of the mergers will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.